                            FIRST BANK SYSTEM, INC.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                           MEETING ON          , 1996

    The  undersigned hereby appoints            ,            and           , and
each of them, with full power of substitution as proxies, to vote all shares of common stock of First Bank System, Inc. ("FBS") which the undersigned is
entitled to vote at the Special Meeting of Shareholders to be  held            ,
1996 and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows.

1.         To approve the issuance of up to 207,480,000 shares of common stock, $1.25 par value ("FBS Common Stock"), of FBS to holders of the common stock, $2.00 par value ("First Interstate Common Stock"), of First Interstate Bancorp ("First
           Interstate") in connection with the Agreement and Plan of Merger dated as of November 5, 1995 among FBS, a wholly owned subsidiary of FBS and First Interstate.
                                 / /  FOR                    / /  AGAINST                    / /  ABSTAIN
2.         To approve an amendment to the Certificate of Incorporation of FBS to change its name from "First Bank System, Inc."
           to "First Interstate Bancorp."
                                 / /  FOR                    / /  AGAINST                    / /  ABSTAIN
3.         To approve an amendment to the Certificate of Incorporation of FBS to increase the number of its authorized shares of common stock from 200,000,000 to 500,000,000 and its authorized shares of preferred stock from 10,000,000 to
           15,000,000.
                                 / /  FOR                    / /  AGAINST                    / /  ABSTAIN

                         (PLEASE SIGN ON REVERSE SIDE)

    This Proxy, if signed and returned, will be voted as specified. IF NO SPECIFICATIONS ARE MADE, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

    PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.
                                              Date _____________________________
                                              __________________________________
                                              __________________________________
                                                         Signature(s)

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS. IF SHARES ARE HELD JOINTLY, ANY ONE OF THE JOINT OWNERS MAY SIGN. ATTORNEYS-IN-FACT, EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATION OFFICERS SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING.